PLACEMENT LETTER AGREEMENT

                                   May 1, 1998





Mississippi Business Finance Corporation
Jackson, Mississippi


Dollar Tree Distribution, Inc.
Chesapeake, Virginia

     Re: Placement of Mississippi Business Finance Corporation Incremental Taxable Variable Rate Demand Revenue Bonds (Dollar Tree Distribution, Inc. Project) Series 1998

Ladies and Gentlemen:

     This letter confirms our agreement to act as your agent (the "Placement Agent") in introducing certain institutional investors, as prospective initial purchasers, to the Bonds in caption (collectively, the "Bonds"), designated Mississippi Business Finance Corporation Incremental Taxable Variable Rate Demand Revenue Bonds (Dollar Tree Distribution, Inc. Project) Series 1998. The Bonds are to be issued, in the aggregate principal amount of up to $19,000,000, by Mississippi Business Finance Corporation (the "Issuer") pursuant to a resolution adopted by the Issuer and a Trust Indenture dated as of May 1, 1998 between the Issuer and AmSouth Bank, as Trustee (the "Trustee"). Proceeds of the Bonds will be lent to Dollar Tree Distribution, Inc. (the "Borrower") pursuant to a Loan Agreement dated as of May 1, 1998 between the Issuer and the Borrower, such loan to be evidenced by the Borrower's promissory note (the "Note"). The payment when due of the principal of and interest on (and purchase price of) the Bonds is to be secured, to the extent provided therein, by an irrevocable Letter of Credit issued by First Union National Bank (in such capacity, the "Bank") pursuant to a Letter of Credit and Reimbursement Agreement dated as of May 1, 1998 between the Borrower and the Bank (the "Reimbursement Agreement"). The Borrower and the undersigned (in such capacity, the "Remarketing Agent") have entered into a Remarketing Agreement dated as of May 1, 1998 (the "Remarketing Agreement") pursuant to which the Remarketing Agent, after the initial placement of the Bonds, will determine the interest rate on the Bonds and will use its best efforts to remarket any Bonds tendered for purchase pursuant to the terms of the Indenture.

     It is understood by and between the parties hereto that the Bonds will be sold to the purchasers (each a "Purchaser"), each of which shall be an "accredited investor" within any of the following categories at the time of the sale of the Bonds to that entity:

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                   (i) a bank, as defined in Section  3(a)(2) of the  Securities
     Act of 1933 as amended, (the "Securities Act"), acting in its individual or fiduciary capacity;

                  (ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (iii) an insurance company, as defined in Section 2(13) of the Securities Act;

                  (iv) an investment company, as defined under the Investment Company Act of 1940;

                   (v) a natural person whose individual net worth, or joint net worth with such person's spouse, at the time of his or her purchase exceeds $1,000,000;

                  (vi) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person's spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

                 (vii) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Bonds, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act; or

                (viii) any entity in which all the owners are accredited investors.

     As Placement Agent, we will use our best efforts to identify potential initial purchasers of the Bonds and introduce them to the Issuer. The Issuer and the Borrower hereby agree to perform such of their obligations as may be set forth in a purchase agreement, if any, that may be entered into by the Issuer with the Purchaser. For purposes of soliciting the interest of potential purchasers, you hereby confirm your authorization for us to use a private placement memorandum, including any appendices attached thereto (the "Placement Memorandum") prepared from information provided by the Issuer, First Union National Bank as issuer of a Letter of Credit and the Borrower.

     In connection with the above-referenced matter, we hereby confirm our understanding with you as follows:

     1. No representative of the Borrower, the Issuer, the Placement Agent or any other person has been authorized to give any information or make any representations in connection with the offer or sale of the Bonds other than those contained in the Placement Memorandum. The Placement Memorandum shall

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

provide that the information contained therein is not guaranteed as to accuracy or completeness by, and is not to be construed as a representation of, the Placement Agent. Neither the Placement Agent, the Borrower, the Issuer or any person acting on behalf of the Borrower, the Placement Agent or the Issuer will utilize any form of general solicitation or general advertising in offering the Bonds.

     2. The Borrower shall be solely responsible for the contents of the Placement Memorandum entitled "Use of Proceeds," and the "Project" and Appendix A, "The Company," and hereby represents and warrants that the Placement Memorandum did not and will not, as of the date of any offer or sale of the Bonds, contain any untrue statement of a material fact relating to the Borrower or the Project or omit to state a material fact necessary in order to make the statements relating to the Borrower or the Project made, in light of the circumstances in which they were made, not misleading.

     3.  Neither the  Borrower  nor the Issuer  shall,  directly  or  indirectly
(except through the Placement Agent), sell or offer, or attempt or offer to dispose of, or solicit any offer to buy, or otherwise approach or negotiate with any person in respect of, any of the Bonds and neither the Issuer nor the Borrower has heretofore done any of the foregoing.

     4. (a) The Borrower agrees with the Placement Agent that each of the Borrower's representations and warranties contained in the Loan Agreement and the Reimbursement Agreement, all of which shall survive delivery of the Bonds, are and will, as of the date of delivery of the Bonds, be true and correct in all material respects and are hereby made to the Placement Agent as if set forth herein.

     (b) The Placement Agent hereby represents and warrants to the Issuer and the Borrower that it will offer the Bonds only in states or other jurisdictions where the offer and sale of the Bonds are legal, either as exempt securities, as exempt transactions or as a result of due registration of the Bonds for sale in such state or jurisdiction, and will comply with all applicable state and federal securities laws, and with all applicable regulations of the Securities and Exchange Commission and other federal regulatory agencies; provided, however, this representation and warranty shall not affect or diminish the Borrower's obligations hereunder, including without limitation, Section 7.

     (c) The Issuer and the Borrower hereby agree promptly from time to time to take such action as the Placement Agent may reasonably request to qualify the Bonds for offering and sale under the securities laws of such states as the Placement Agent may reasonably request and to comply with such laws so as to permit such offers and sales; provided that in connection therewith the Issuer shall not be required to file a general consent to service of process.

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

     5. The obligations of the Placement Agent hereunder shall be conditioned on the performance by the Issuer and the Borrower of their obligations hereunder and on the following additional conditions:

     (a) all conditions to issuance of the Bonds set forth in Section 214 of the Indenture shall have been satisfied.

     (b) The Borrower shall have furnished to the Placement Agent an opinion of counsel for the Borrower, addressed to the Placement Agent dated the Closing Date, as to such matters as may be requested by the Placement Agent and shall, at a minimum, include the matters set forth in Exhibit C to the Reimbursement Agreement (as defined in the Loan Agreement).

     (c) The Issuer shall have furnished to the Placement Agent an opinion of counsel for the Issuer, addressed to the Placement Agent and each Purchaser, dated the Closing Date, as to the matters contained in the opinion of counsel to the Issuer required by Section 214(d) of the Indenture.

     (d) The Placement Agent shall have received (i) a supplemental opinion of Bond Counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A; (ii) the opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Placement Agent, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B; and (iii) the opinion of Robinson, Bradshaw & Hinson, P.A., counsel to the Bank, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

     6. The Placement Agent hereby covenants that:

     (a) Upon request, it will provide the Borrower and the Issuer with a complete list of all persons that it has contacted regarding their interest in purchasing the Bonds, such list to be provided at such time or times as the Borrower and the Issuer shall reasonably request;

     (b) In the event it learns of any circumstances or facts which it believes would make the Placement Memorandum inaccurate or misleading as to any material fact, it will immediately bring such circumstances to the attention of the Issuer and the Borrower.

     7. The Borrower and the Placement Agent hereby agree as follows:

     (a) The Borrower agrees to indemnify and hold harmless the Placement Agent and the Issuer, their respective directors, officers, employees and agents and each person, if any, and its directors, officers, employees and agents, who controls the Placement Agent within the meaning of the Securities Act or the

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

Exchange Act (collectively, the "Indemnified Persons" and individually, an "Indemnified Person") against any and all losses, claims, damages, liabilities and costs (i) arising out of any statement or information contained in the Placement Memorandum, except for statements pertaining to the Bank or the Placement Agent, that is untrue or incorrect, or alleged to be untrue or incorrect, in any material respect or the omission or alleged omission therefrom of any statement or information that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, (ii) to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or omission if such settlement is effected without the written consent of the Indemnified Persons, and (iii) to which the Indemnified Persons may become subject under the Securities Act, the Exchange Act or other federal or state statutory laws or regulations insofar as such losses, claims, damages, liabilities and costs (and any legal or other expenses incurred by the Indemnified Persons in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or subpoena) that in any way relate to or in any way arise out of the activities of the Indemnified Persons contemplated by this letter agreement; provided, however, that the Borrower shall not be liable in any such case (a) to the Placement Agent, any director, officer or employee of the Placement Agent, or any person controlling the Placement Agent, to the extent that any such loss, claim, damage, liability or cost arises out of, or is based upon, (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information about the Placement Agent, the Bank (as defined in the Indenture), the rating assigned to the Bonds, or the manner in which the Bonds are to be placed or sold furnished by persons other than the Borrower for use in preparation of the Placement Memorandum, (y) any such person's negligence or willful misconduct, or (z) any untrue statement or alleged untrue statement or omission or alleged omission contained in the sections of the Placement Memorandum entitled "Book Entry System," "THE LETTER OF CREDIT AND THE REIMBURSEMENT AGREEMENT," "TAX TREATMENT," "PLACEMENT AGENT," and "REMARKETING AGENT"; (b) to the Issuer, its commissioners, officers and employees or any person controlling the Issuer, to the extent that any such loss, claim, damage, liability or cost arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Placement Memorandum under the captions "The Issuer" or "Litigation" (to the extent related to the Issuer), or arising out of or based upon any failure to state under either of such captions (to the extent related to the Issuer) any material fact necessary to make the statements under such captions, in light of the circumstances under which they were made, not misleading; or (c) to the Placement Agent, to the extent the person asserting any such loss, claim, damage or liability purchased Bonds through the Placement Agent, and delivery to such person of the Placement Memorandum in the form available at closing for the Bonds would have been a valid defense to the action from which such loss, claim, damage or liability arose but the Placement Memorandum was not delivered to such person by or on behalf of the Placement Agent. Such indemnity agreement shall also not cover any loss, claim, damage, liability or cost which is held in a final judgment of a court to have arisen

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

out of the negligence or bad faith of the Indemnified Persons contained herein. This indemnity agreement will be in addition to any liability which the Borrower may otherwise have, but shall not be construed to cause the Borrower to pay any Indemnified Person twice for the same loss, claim, damage, liability or cost.

     (b) If any claims shall be made or action brought against any of the Indemnified Persons for which indemnity may be sought against the Borrower, such Indemnified Persons or Person shall promptly notify the Borrower in writing setting forth the particulars of such claim or action. Failure to so notify the Borrower will reduce the liability of the Borrower under this Agreement by the amount of damages directly attributable to the failure of the Indemnified Person to give such notice, but shall not relieve the Borrower from any liability that it may have otherwise than on account of this section. The Borrower may participate at its own expense in defense of such action. If the Borrower so elects within a reasonable time after receipt of such notice, the Borrower may assume the defense of such action with counsel chosen by it and approved by the Indemnified Persons in such action, unless such Indemnified Persons reasonably object in writing on the ground that there may be legal defenses available to them that are different from or in addition to those available to the Borrower, in which case the Indemnified Persons shall have the right to designate and retain separate counsel in such action and the fees and expenses of such counsel so designated and retained shall be paid by the Borrower.

     (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraphs (a) and
(b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Borrower and the Indemnified Persons shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Borrower and the Indemnified Persons may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower on the one hand and the Indemnified Persons on the other hand, but also the relative fault of the Borrower and the Indemnified Persons, as well as any relevant equitable considerations.

     (d) This indemnity agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Borrower, or on delivery of and payment for any Bonds hereunder, and shall survive the termination or cancellation of this letter agreement.

     8. The Placement Agent's aggregate fee for introducing the prospective purchasers will be $66,500. Such fee shall be payable by the Borrower at the closing of the sale of the Bonds and may be paid out of the proceeds from the sale of the Bonds. The Borrower hereby represents and warrants to the Placement Agent that it has not had, and will not have prior to the Closing

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

Date, any discussion with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale of the Bonds or similar securities. In addition to the fee that is payable hereunder to the Placement Agent at the closing of the sale of the Bonds, the Borrower shall reimburse the Placement Agent for all of the Placement Agent's reasonable out-of-pocket expenses incurred in connection with the Placement Agent's engagement hereunder (including the reasonable fees and disbursements of counsel for the Placement Agent).

     9. The benefits of this letter agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this letter agreement by the parties hereto shall be binding upon their respective successors and assigns.

     10. This engagement shall be governed by the laws of the State of North Carolina.

     11. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

     12. The Borrower hereby agrees that the Placement Agent will be acting as the Borrower's agent in the introduction of potential purchasers of the Bonds and that the Placement Agent's responsibility in this transaction is limited to a "best efforts" basis in identifying potential purchasers of the Bonds, with no understanding, expressed or implied, of a commitment by the Placement Agent to purchase or place the Bonds.

     13. If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning one of the enclosed duplicates of this letter which will thereupon constitute an agreement between us.

                                        Very truly yours,

                                        FIRST UNION NATIONAL BANK


                                        By: /s/ Hal A. Telimen
                                            -----------------------------
                                            Hal A. Telimen, Sr. Vice President


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ACCEPTED AND AGREED TO:

MISSISSIPPI BUSINESS FINANCE CORPORATION


By:  /s/ Bill Barry
     ---------------------------------
     Name: Bill Barry
     Title: Executive Director


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DOLLAR TREE DISTRIBUTION, INC.


By:  /s/ H. Ray Compton
     ---------------------------------
     Name: H. Ray Compton
     Title: Executive Vice President



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